Exhibit 10.1
THIS AGREEMENT made as of December 29, 2006.
BETWEEN:
GLOBE LABORATORIES INC.,
a company amalgamated under the laws of British Columbia
(the “Vendor”)
AND:
CHEMOKINE THERAPEUTICS (B.C.) CORP.,
a company incorporated under the laws of British Columbia
(the “Purchaser”)
AND:
CHEMOKINE THERAPEUTICS CORP.
a corporation incorporated under the laws of Delaware
(“CTC”)
WHEREAS:
A.	CTC and the Vendor entered into a Development Agreement dated January 1, 2003 (the “Development Agreement”) with respect to the Vendor providing biotechnology research and development for the benefit of CTC;

B.	The Vendor and CTC wish to cease future research and development under the Development Agreement;

C.	The Purchaser is a wholly-owned subsidiary of CTC; and

D.	The Vendor desires to sell and the Purchaser desires to purchase certain assets of the Vendor on an “as is” basis and otherwise subject to the terms and conditions set forth in this Agreement.
THIS AGREEMENT WITNESSES THAT, in consideration of the premises and the covenants and agreements herein contained, the Vendor and the Purchaser agree as follows:
ARTICLE 1
INTERPRETATION
1.1 Definitions.
In this Agreement unless otherwise expressly provided:

“Agreement” means this agreement and all amendments made hereto by written agreement between the Vendor, the Purchaser and CTC;
“Assets” has the meaning set out in Section 2.1;
“Business Day” means a day other than a Saturday, Sunday or statutory holiday in British Columbia;
“Closing Date” means January 1, 2007 or such other date as may be agreed to in writing between the Vendor and the Purchaser;
“Effective Time” means 12:01 a.m. (Vancouver time) on the Closing Date or such other time on the Closing Date as the parties hereto may agree;
“Employees” means all employees employed by the Vendor as at today’s date, except Gleb Feldman and Yong Chen;
“Excluded Liabilities” has the meaning set out in Section 2.2;
“IRAP Agreement” means the contribution agreement which came into effect on November 1, 2005 between the Vendor and the National Research Council Canada;
“Purchase Price” has the meaning set out in Section 3.1; and
“Sublease” means the Vendor’s interest in a certain sublease described in an Extension and Amendment of Sub-Lease between Discovery Parks Trust and the Vendor dated for reference the 13th day of December, 2006, covering certain premises located at the Gerald McGavin Building at 2386 East Mall, University of British Columbia, Vancouver, British Columbia.
1.2 Interpretation.
In this Agreement:
(i)	“this Agreement” means this agreement as supplemented or amended and in effect from time to time and includes the attached schedules;

(ii)	all references to a designated “Article”, “section”, “subsection” or other sub or to a schedule are to the designated Article, section, subsection or other sub of or schedule to this Agreement;

(iii)	the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, section, subsection, schedule or other sub of this Agreement;

(iv)	the headings are for convenience only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any of its provisions;

(v)	the singular of any term includes the plural, and vice versa, and any reference to the masculine, feminine or neuter, as the case may be, will include a reference to each of the masculine, feminine or neuter, as the case may be, and where applicable, a corporation, the word “or” is not exclusive and the word “including” is not limiting whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto but rather refers to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter;

(vi)	any reference to currency is to Canadian currency;

(vii)	any reference to a statute includes a reference to such statute and to the regulations made pursuant thereto with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which has the effect of supplementing or superseding such statute or such regulations; and

(viii)	any reference to an entity includes and is also a reference to any entity that is a successor to such entity.
1.3 Governing Law.
This Agreement and all matters arising hereunder will be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.
ARTICLE 2
SALE AND PURCHASE OF ASSETS
2.1 Assets to be Sold and Purchased.
Upon and subject to the terms and conditions hereof, the Vendor hereby agrees to sell, transfer and assign to the Purchaser, and the Purchaser hereby agrees to purchase and accept from the Vendor the property and equipment owned by the Vendor listed in Schedule A hereto together with the subleasehold interest (including improvements) described in Schedule E (collectively, the “Assets”), free and clear of all liens, charges and encumbrances.
The Purchaser agrees to assume the obligations of the lease for the photocopy machine to be transferred from the Vendor to the Purchaser on the Closing Date.
2.2 Excluded Liabilities.
(a)	Except as provided in this Agreement, the Purchaser will not assume and will not be liable for any other obligations or liabilities of the Vendor whatsoever including, without limiting the generality of the foregoing:
(i)	any obligation to any Employee accrued up to the Closing Date;

(ii)	any taxes or amounts due under the Income Tax Act (Canada) or any other taxes whatsoever that may be or become payable by the Vendor, or any income or corporation taxes resulting from or arising as a consequence of the sale by the Vendor to the Purchaser of the Assets;

(iii)	any liabilities of the Vendor arising under or with respect to the Sublease prior to the Effective Time; and

(iv)	any liabilities of the Vendor arising under or with respect to the IRAP Agreement.
(b)	The Vendor will indemnify and save harmless the Purchaser from and against any Excluded Liabilities.
2.3 Chemokine Assets
The Vendor acknowledges that the equipment listed in Schedule S belongs to the Purchaser and on or before February 28, 2007 will either be returned to the Purchaser or purchased for $40,800 being the fair market value as determined by Universal Appraisal Company Ltd. of Burnaby, British Columbia by the Vendor together with GST and PST thereon. The Purchaser shall have the right to setoff the amount due (including GST and PST) against any amount owing by it to the Vendor, provided it agrees to remit the GST and PST thereon.
ARTICLE 3
PURCHASE PRICE
3.1 Purchase Price
The purchase price payable by the Purchaser to the Vendor for the Assets (the “Purchase Price”) is $375,935 which is equal to the aggregate fair market value of the Assets as of the Closing Date, as determined by Universal Appraisal Company Ltd. of Burnaby, British Columbia.
3.2 Payment of Purchase Price
The Purchaser will pay the Purchase Price to the Vendor on the Closing Date as follows:
(a)	as to $125,312 by issuing a non-interest bearing promissory note due January 10, 2007, in the form attached as Schedule B; and

(b)	as to $250,623 by issuing an interest bearing promissory note due on the earlier of June 30, 2007 and 3 business days after CTC completes a material financing, in the form attached in Schedule C.
If requested by the Vendor the Purchaser will grant a security interest in the Assets securing payment of the notes.

3.3 Allocation of Purchase Price.
The Purchase Price shall be allocated among the Assets as set out in Schedule D.
ARTICLE 4
TAX MATTERS
4.1 GST Payment
The Purchaser will be liable for all GST properly payable upon and in connection with the sale, transfer and assignment of the Assets and other transactions contemplated herein between the Vendor and the Purchaser.
4.2 PST Payment.
The Purchaser will be liable for and will pay and remit all provincial sales taxes (if any), registration charges and transfer fees properly payable upon and in connection with sale, transfer and assignment of the Assets and other transactions contemplated herein between the Vendor and the Purchaser.
ARTICLE 5
REPRESENTATIONS AND WARRANTIES
5.1 Representations and Warranties of Vendor.
The Vendor represents and warrants to the Purchaser that:
(i)	the Vendor is a corporation duly amalgamated and existing under the laws of British Columbia, has the power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement, all of which have been duly and validly authorized by all requisite proceedings and this Agreements constitutes a legal, valid and binding obligation of the Vendor;

(ii)	the Vendor is the legal and beneficial owner of the Assets;

(iii)	the Vendor has and shall, on the Closing Date, have good and marketable title to the Assets, free and clear of all liens, charges and encumbrances; and

(iv)	the Vendor is resident in Canada within the meaning of the Income Tax Act (Canada).
5.2 Acknowledgment of Purchaser.
The Purchaser acknowledges that otherwise than as provided in Section 5.1 above, the Assets are sold and transferred “as is” and that the Vendor makes no warranty or representation as to the physical condition of the Assets or any part thereof and any implied warranties whether pursuant to the Sale of Goods Act or otherwise are expressly denied by the Vendor and waived by the Purchaser.

5.3 Representations and Warranties of Purchaser.
The Purchaser represents and warrants to the Vendor that the Purchaser is a corporation duly incorporated and existing under the laws of British Columbia; the Purchaser is duly qualified to purchase and own the Assets and the Purchaser has full power, authority and capacity to enter into this Agreement and carry out the transactions contemplated herein.
ARTICLE 6
EMPLOYEES
6.1 Offers of Employment.
The Vendor and the Purchaser acknowledge that the Purchaser has made offers of employment to all Employees at a remuneration equal or greater to that paid by the Vendor prior to their termination effective December 31, 2006..
6.2 Termination by Vendor.
The Vendor covenants and agrees to take such steps as are necessary to terminate the employment of the Employees. As between the Vendor and the Purchaser, the Vendor is solely responsible for and will discharge all obligations and liabilities for wages, severance pay, termination pay, notice of termination of employment or payment in lieu of such notice, damages for wrongful dismissal or other employee benefits or claims, including vacation and overtime pay accrued up to the close of business on the date immediately preceding the Closing Date.
ARTICLE 7
TERMINATION OF OBLIGATIONS UNDER
DEVELOPMENT AGREEMENT
7.1 End of Research and Development Under the Agreement.
CTC and the Vendor agree that the Vendor will cease conducting research and development activities for the benefit of CTC under the Development Agreement after December 31, 2006 and without prejudice to payment obligations with respect to the period prior to January 1, 2007, CTC will accordingly have no obligation to pay for research and development conducted by the Vendor after December 31, 2006.
7.2 Remaining Provisions of Development Agreement Unaffected.
All other provisions of the Development Agreement, and in particular the provisions relating to Confidential Information (as defined in the Development Agreement), remain in full force and effect except to reflect the termination of further research and development.
7.3 Financial Statements, Books and Records.
The Vendor will provide to CTC within 60 days after the respective year ends the Vendor’s financial statements prepared by an D&H Chartered Accountants Group for the fiscal years ended December 31, 2006 and December 31, 2007 and permit CTC and its advisors to inspect the books and records of the Vendor, as necessary, in order for CTC to verify the calculation of costs.
7.4 Adjustments.
Subject to Section 7.3, CTC and the Vendor will, by February 28, 2007, adjust all amounts due between CTC and the Vendor under the Development Agreement, for the period from January 1, 2003 to December 31, 2006, including making a final determination of costs and by taking into account advances made by CTC to the Vendor, other inter-company accounts and other items which properly require adjustment between the parties.
7.5 Delivery of Items.
(a)	The Vendor agrees to deliver to CTC, or the Purchaser, as the case may be, all Confidential Information (as defined in the Development Agreement), Work Product (as defined in the Development Agreement) and studies, tests and electronic files and work-in-progress as well as notes, writings, documents and other materials related to the Work Product (collectively, the “Delivery Items”).

(b)	The Vendor will make delivery of all Delivery Items, as set out in paragraph (a) above, on or before January 10, 2007 (the “Delivery Date”). In the event that the Vendor inadvertently fails to deliver anything that would reasonably be considered a Delivery Item by the Delivery Date, the Vendor agrees and covenants that the Vendor will not use in any way, or convey, assign or transfer in any way to a third party, such Delivery Item. The Vendor will safeguard and hold such Delivery Item in trust for the benefit of CTC until such time as CTC requests delivery of the Delivery Item.
7.6 Non-Competition.
The Vendor shall not, for a period of five (5) years following the Closing Date, throughout the world, directly or indirectly, as an owner, agent, contractor, consultant, or otherwise, enter into any business or activities in competition with the present business of the Purchaser or CTC, namely research and development of chemokine agonists and antagonists in the treatment of cancer or for the purpose of stem cell mobilization, neutrophils mobilization or platelets mobilization; and the use of chemokine agonists or antagonists in the growth and stimulation of stem cells or white blood cells and also specifically including any business or activities relating to research and development and that are identical or substantially similar to the ones performed under the Development Agreement.
7.7 Non-Solicitation.
The Vendor agrees that, for a period of five (5) years following the Closing Date, it will not knowingly, either directly or indirectly, solicit, accept or engage the services or assistance, financial or otherwise of any Employee or other employees of the Purchaser or CTC for itself or for any other person in respect of any business operation.

7.8 Equitable Remedies.
The Vendor acknowledges and agrees that a breach by it of any of the covenants contained in this Article 7 or the covenants in the Development Agreement relating to Confidential Information (as defined in the Development Agreement) might result in damages to CTC or the Purchaser and that CTC or the Purchaser may not adequately be compensated for such damages by monetary award. Accordingly, the Vendor agrees that, in the event of any such breach, in addition to any other remedies available to CTC and the Purchaser at law or in equity, CTC or the Purchaser, as the case may be, will be entitled to apply to a court of competent equitable jurisdiction for such relief by way of restraining order, injunction, decree or otherwise, as may be appropriate to ensure compliance with the provisions of this Article 7 and the covenants in the Development Agreement relating to Confidential Information (as defined in the Development Agreement).
7.9 Mediation/Arbitration.
(a)	The Vendor and the CTC will work in good faith to attempt to reach agreement on all issues covered by this Article 7 and failing such agreement by February 28, 2007, will work in good faith to resolve any disputes that arise under this Article 7. Where a dispute arises out of or in connection with this Article 7 that cannot be resolved by the parties, the parties agree to seek an amicable settlement of that dispute by mediation and, if necessary, arbitration.

(b)	If good faith efforts to resolve the dispute have not been successful, either party may refer a dispute to mediation by providing written notice to the other party. If the parties cannot agree on a mediator within fifteen (15) days of receipt of the notice to mediate, then either party may make application to the British Columbia Mediator Roster Society to have one appointed. The mediation will be held in Vancouver, B.C., in accordance with the British Columbia International Commercial Arbitration Centre’s (the “BCICAC”) “Mediation Procedures for Cases under the BCICAC Rules”, and the costs of mediation will be shared equally between the parties.

(c)	Where mediation is not successful in resolving a dispute and the mediator has been inactive for forty-five (45) days after the mediation, either party may refer the dispute for final and binding resolution by arbitration by providing written notice to the other party. If the parties cannot agree on an arbitrator within thirty (30) days of receipt of the notice to arbitrate, then either party may make application to the British Columbia Arbitration & Mediation Institute to appoint one. The arbitration will be held in Vancouver, B.C., in accordance with the BCICAC’s “Shorter rules for Domestic Commercial Arbitration”, and the costs of arbitration will be shared equally between the parties.

ARTICLE 8
CONDITIONS
8.1 Conditions for the Benefit of the Purchaser.
The sale by the Vendor and the purchase by the Purchaser of the Assets is subject to the following conditions, which are for the exclusive benefit of the Purchaser and which are to be performed or complied with at or prior to the Closing Date:
(a)	the representations and warranties of the Vendor set forth in Section 5.1 will be true and correct on the Closing Date with the same force and effect as if made at and as of such time;

(b)	no action or proceeding in Canada will be pending or threatened by any person, government, governmental authority, regulatory body or agency to enjoin, restrict or prohibit the sale and purchase of the Assets contemplated hereby;

(c)	all necessary steps and proceedings, including the due authorization of the transactions by the directors and if necessary, the shareholders of the Vendor, will have been taken to permit the Assets to be duly and regularly transferred to, and the registrable Assets registered in the name of, the Purchaser free and clear of all charges, liens and encumbrances and any other rights of others;

(d)	the Vendor will have terminated all contracts, whether written or oral, with the Employees;

(e)	the Vendor will have executed any instrument, document or certificate necessary to effect a partial assignment of the Sublease, substantially in form set out in Schedule E and received the consent of the landlord therefor; and

(f)	the Vendor will have delivered to the Purchaser all other documents and assurances as reasonably requested by the Purchaser to more effectively complete the transactions herein provided for.
8.2 Conditions for the Benefit of the Vendor.
The sale by the Vendor and the purchase by the Purchaser of the Assets is subject to the following conditions, which are for the exclusive benefit of the Vendor and which are to be performed or complied with at or prior to the Closing Date:
(a)	the representations and warranties of the Purchaser set forth in Section 5.3 will be true and correct on the Closing Date with the same force and effect as if made at and as of such time; and

(b)	the directors of the Purchaser and CTC will have approved the transactions contemplated herein.

ARTICLE 9
GENERAL
9.1 Risk.
The Assets will be at the risk of the Vendor until the Effective Time.
9.2 Transfer Documents.
Each of the Vendor and the Purchaser will deliver or cause to be delivered on the Closing Date or within a reasonable time thereafter all deeds, documents of title, conveyances, bills of sale, transfers, assignments, declarations of trust, acknowledgements, consents, indentures and other instruments and documents necessary or desirable to effect the transfer of the Assets to the Purchaser and to obtain all necessary consents and approvals, if any, in connection therewith or in respect thereof.
9.3 Time.
Time shall be of the essence of this Agreement and the transactions contemplated in this Agreement notwithstanding the extension of any of the dates under this Agreement.
9.4 Further Assurances.
Each of Vendor and the Purchaser will at any time and from time to time execute and deliver such further agreements, instruments and documents and do all such acts and things as may be necessary or desirable to give full effect to the meaning and intent of this Agreement.
9.5 Enurement.
This Agreement will enure to the benefit of and be binding upon the parties and upon their respective successors and assigns.
9.6 Counterparts/Facsimile Transmission.
This Agreement may be executed in several counterparts, each of which when executed by any of the parties will be deemed to be an original and such counterparts will together constitute one and the same instrument. This Agreement may be executed and delivered by facsimile transmission.
9.7 Schedules
The Schedules attached to this Agreement form part of this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement on the date first appearing above.

GLOBE LABORATORIES INC.

By:	/s/ Hassan Salari Authorized Signatory

CHEMOKINE THERAPEUTICS (B.C.) CORP.

By:	/s/ Hassan Salari Authorized Signatory

CHEMOKINE THERAPEUTICS CORP.

By:	/s/ Bashir Jaffer Authorized Signatory

SCHEDULE A
ASSETS
Chemokine Therapeutics Corp.
405-6190 Agronomy Road, Vancouver, BC

December 18, 2006

Market Value
“In Use”
FURNITURE AND FIXTURES
1- Double pedestal desk	275
1- Bookcase and key pad tray	100
1- Storage cabinet	100
1- Guest chair	100
1- Microwave	50
1- Desk, bookcase, chair (New Lab, Ahmed)	750
1- Fridge/microwave combo	150
1- Leather chair (Room 204, Donald)	60
1- Fridge	150
1- Shredder	100
1- Lot of 3 file cabinets - 5 drawer lateral	950
1- Artificial plant	100
1- Lot of 2 storage cabinet	250
1- Desk	140
1- Desk	140
1- Lot of 4 bookcases, 1 chair	500
1- Lot of 5 paper towel holders	250
1- Portable heater	50
1- Dividers for office	170
1- Lab chair	700
1- Desk/workstation	450
1- Evolution chair	80
1- Lot of 3 - DCX Mira desks	400

Total Furniture and Fixtures to be purchased by Chemokine	6,015

Chemokine Therapeutics Corp.
405-6190 Agronomy Road, Vancouver, BC

December 18, 2006

Market Value
“In Use”
COMPUTER HARDWARE
1- Cell phone	50
1- Fax machine	50
1- Computer printer	200
1- Palm top (hand-held device) Palm Pilot	50
1- Computer equipment	200
1- Samsung fax machine	150
1- Computer equipment	500
1- Computer	100
1- Monitor	50
1- Computer	100
1- Laptop battery	0
1- Floppy drive — external	10
1- Computer for chemistry office	300
1- Monitors, printer	150
1- Monitor	100
1- Printers	50
1- Printer, phone	100
1- Phone	50
1- Phone	50
1- HP printer	50
1- Canon Digital Camera (camera stolen in April, 2005)	0
1- HP Scanjet 5590 scanner	100
1- Scanner	10
1- Canon DV Camcorder ZR500	200
1- Digital Recorder SN 573601	50
1- Backup Unit - 1 Pine 250GB RJ45 HD	50
1- Sandisk 2.0 GB Cruzer Micro M2	20

Total Computer Hardware to be purchased by Chemokine	2,740

Chemokine Therapeutics Corp.
405-6190 Agronomy Road, Vancouver, BC

December 18, 2006

Market Value
“In Use”
COMPUTER SOFTWARE
1- Adobe Acrobat V 5.0	0
1- Microsoft Project 2002	0
1- Microsoft Office Pro	0
1- Lab software	0
1- Quickbooks	0
1- Microsoft Office x 2	0
1- Acrobat, Office, Int. Security	0
1- Chemistry Draw and Bio Draw	200
1- Returned Bio Draw	0
1- Prism 4 for Windows	200
1- Norton Internet Security for Microsoft Office	0
1- Microsoft Project and Microsoft Office	0
1- ChemDraw	200
1- Microsoft Office	0
1- Endnote v9	0
1- Lot of 11 Microsoft XP Pro Licenses	0
1- Lot of 5 - Server Client Access Licenses	0
1- Microsoft Office — Mac Student Teacher Ed.	0
1- Microsoft Office Professional	0
1- EndNote V 9.0 for Mac	200
1- Prism 4 for Mac	200
1- Set of 3 of 5 server licenses, 3 copies Microsoft Office, 1c	0
1- Sonicwall firewall upgrade	200
1- Microsoft Office Small Business Edition	0

1,200

Chemokine Therapeutics Corp.
405-6190 Agronomy Road, Vancouver, BC

December 18, 2006

Market Value
“In Use”
Tenants Improvements

1 - Lot of tenant improvements to the Chemistry and Biology laboratories consisting of 1,800 sq.ft. of interior partitions with gyproc walls taped and painted 273 sq.ft. sound board, 8 doors, 73 sq. ft. of interior glazing, 10 ceiling mounted fluorescent “in use” lighted sign, approx. 20 wired outlets consisting of standard outlets GFI and 240 volt outlets and including security system. Technical wiring consisting of data runs and drops, IT cabling, telephone and hub installations, with wall jacks and outlets. Included are exhaust hoods with vents to atmosphere, high voltage ceiling exhaust fan and kitchen cabinets with stainless steel sink. The cost of demolition is not included.
47,000

Chemokine Therapeutics Corp.
405-6190 Agronomy Road, Vancouver, BC

December 18, 2006

Market Value
“In Use”
Leased Equipment to be purchased by Chemokine
1- Aggregometer	10,000

Total Leased Equipment	10,000

Chemokine Therapeutics Corp.
405-6190 Agronomy Road, Vancouver, BC

December 18, 2006

Market Value
“In Use”
EQUIPMENT

Animal Unit
1- Nuaire Laminar Flow Hood Serial # 101351091405 Model NV 301-430 50” wide floor model	3,000
1- Sartorious Balance, Top load Model TE1502S Serial #17656810	1,000
1- Transport Cart 4-wheel 18” x 31” FG IU/S	200
1- Flexible arm halogen lamp	40
1- Rodent Restrainer Plus Labs 541 RR	50
1- Rodent Injector Plus Labs 561 RC	160
1- Fixture with lamp model 750 - 001 Serial # 011 250 volts Entellus Inspection lamp	100

Centrifuge
1- Custom Cabinet for centrifuge 30 1/2” x 34 x 24” Plam – 4 full suspension drawers	900
1- Adapter & Metal plate for centrifuge for balance	400

Flex Station
1- Molecular Devices and Flex Station 384 - 3 drawers complete with software Serial #FXX01639	70,000
1- Emax with software, microplate reader and filter lens Serial #E11336	6,000

Freezers/Refrigerators
1- Sanyo Freezer MDF-293 Ultra Low Serial #10808229	5,000
1- RVT4104 Refrigerated Vapor Trap Serial #041400340-1G	2,500

Gilson Analytical HPLC
1- Chamber valve	30

December 18, 2006

Market Value
“In Use”
EQUIPMENT Contd.

Gilson Preparative HPLC consisting of:
1- 334 pump Serial #380K2D432 333 pump Serial #380K2C410 306 pump Serial #123568 811C Dynamic Mixer 369DST119 807 Manomeric Module Serial #360K3S397 FC204 Fraction Collector Serial #17005B044 Vydac Protein & Peptide C18 Column Cat: 218TP1520100 Lot EO10308-1-S	90,000

Individual Equipment
1- Drew Scientific Hemavet 850 FS Serial #HV02588	8,000
Labconco Equipment large
1- Labconco Guardian Airflow Monitor (LED System) counter top model Cat 3950401 Serial #050942940B	3,000
1- Labconco Lyophilizer 12L (Cascade purge) Freeze Dry System Serial #030706851A	15,000
1- Labconco Flask Scrubber Serial #041128245P	6,000
1- Hook-up of Dishwasher (valve with dishwasher)	0

Peptide Synthesizers
1- Symphony Peptide Synthesizer Serial #3789	80,000

Pipettors
1- Pipet Aid Falcon Express, portable Serial #105194	500
1- Pipettor Rack Plastic rack	100
1- VW R 20/200 pipettes Serial #442254565	500
1- VWR 1/2 pipettes Serial #542210271	500

Single Channel Pipettes
1- Finnpipette Labsystems 4500 Serial #67264	500

Tissue Culture Room
1- Labconco Purified Delta Class A2 & stand Serial #41230755 Class II Bis Safety cab Delta series Model #36208/36209 50” wide	5,000
1- Rollerbase for Sanyo incubators, spray coat finish	400

December 18, 2006

Market Value
“In Use”
EQUIPMENT Contd.

Others
1- Tube Cutter	100
1- R-114 Rota vapour (BUCH)	2,000
1- pH meter, hand-held Serial #5694	1,200
1- VWR Heatlock analog with tapered hole - 20 hole Serial #51214004	200
1- 6.0 Chromatotgraphy Column	500
1- Cart wheeled 3 tier FG & chrome	100

Miscellaneous
1- Fisher Isotemp 210 waterbath/Immersion Heater Serial #911N1451	900
1- Stainless steel dishwashing pegboard	500
1- Stainless steel dishwashing pegboard 2	500
1- Welch Vacuum pump lab style model 400-1901	500
1- F.S.T. Self Regulatory heat pad	600
1- 2 pair of laser goggles Noir Laser Co.	300
1- Fischer Oven Thelmco MDL Gas temp 2 dr	1,200
1- Glove Box Mobile Stand Cat #VWR 15202-524	1,000
1- Bone Removal Plier FST 16025-14, Germany	200
1- Binding Machine GBC Combined Model C110e	300

Total of Equipment to be purchased by Chemokine	308,980

SCHEDULE B
FORM OF PROMISSORY NOTE
January 1, 2007
          FOR VALUE RECEIVED, the undersigned does hereby unconditionally promise to pay to or to the order of GLOBE LABORATORIES INC. (the “Holder””) at such place as the Holder may from time to time direct in writing, the principal amount of $125,312 (the “Principal Amount”) in lawful currency of Canada.
          The Principal Amount shall be payable on January 10, 2007. No interest shall accrue on the Principal Amount.
          The Principal Amount may be paid, in whole or in part, at any time from time to time, without notice, bonus or penalty.
          Presentment, protest, notice of protest and notice of dishonour of this Promissory Note are hereby waived. This Promissory Note is not assignable.

CHEMOKINE THERAPEUTICS (B.C.) CORP.

By:

(Authorized Signatory)

SCHEDULE C
FORM OF PROMISSORY NOTE
January 1, 2007
          FOR VALUE RECEIVED, the undersigned does hereby unconditionally promise to pay to or to the order of GLOBE LABORATORIES INC. (the “Holder””) at such place as the Holder may from time to time direct in writing, the principal amount of $250,623 (the “Principal Amount”) in lawful currency of Canada and to pay interest at the rate of five per cent (5%) per annum calculated monthly not in advance on the principal amount from time to time remaining unpaid..
          The Principal Amount and interest shall be payable on June 30, 2007.
          The Principal Amount and interest may be paid, in whole or in part, at any time from time to time, without notice, bonus or penalty.
          Presentment, protest, notice of protest and notice of dishonour of this Promissory Note are hereby waived. This Promissory Note is not assignable.

CHEMOKINE THERAPEUTICS (B.C.) CORP.

By:
(Authorized Signatory)

SCHEDULE D
PURCHASE PRICE ALLOCATION

Asset	Fair Market Value
Furniture and Fixtures	6,015
Computer Hardware	2,740
Computer Software	1,200
Leasehold Improvements	47,000
Leased Equipment	10,000
Equipment	308,980

375,935

SCHEDULE E
PARTIAL ASSIGNMENT OF SUBLEASE
PARTIAL ASSIGNMENT OF SUBLEASE
GERALD McGAVIN BUILDING
UNIVERSITY OF BRITISH COLUMBIA
THIS ASSIGNMENT dated for reference December ______, 2006
AMONG:
GLOBE LABORATORIES INC.
(“Globe”)
AND:
CHEMOKINE THERAPEUTICS (B.C.) CORP.
(“Chemokine”)
AND:
DISCOVERY PARKS TRUST by its trustee Discovery Parks
Incorporated
(the “Landlord”)
WHEREAS:
A. Pursuant to a Sub-Lease dated June 23, 2000 (the “Sublease”), the Landlord leased to Globe (as assignee of Chemokine Therapeutics (B.C.) Corp.) Suite 202 and Suite 208 in the Gerald McGavin Building located at 2386 East Mall, University of British Columbia, Vancouver, BC (the “Building”);
B. Pursuant to an Amendment of Lease dated September 1, 2001, the Landlord leased to Globe additional premises being Suite 204 of the Building;
C. Pursuant to a Renewal of Lease dated May 1, 2002, the Term was extended until July 31, 2003;
D. Pursuant to a Renewal of Lease dated July 17, 2003, the Term was extended until July 31, 2004;

E. Pursuant to an Amendment and Extension of Lease dated July 23, 2004, the Term was extended until July 31, 2005, and the Landlord leased to Globe additional premises being Suite 304 of the Building;
F. Pursuant to an Amendment and Extension of Lease dated January 3, 2005 (the “Jan 2005 Amendment”), the Term was extended to July 31, 2007, and the Landlord leased to Globe the following additional premises in the Building:
1.	Suite 302 being 1,206 square feet; and

2.	Suite 303 being 1,494 square feet;
and Suite 202 (comprising 1,335 square feet) and Suite 204 (comprising 660 square feet) of the Building were both surrendered by Globe to the Landlord, for a total net additional premises of 705 square feet;
G. Pursuant to the Jan 2005 Amendment, Globe also agreed to surrender to the Landlord its lease of Suite 208 of the Building being Globe’s then-current office space upon relocating its office space to the “Technical Enterprise Facility 3” (TEF3) building on the University of British Columbia campus. Pursuant to a Sub-Lease dated May 6, 2005 between the Landlord and Chemokine Therapeutics (B.C.) Corp. (an affiliate of Globe), Globe’s office space was relocated to premises on the fourth floor of the TEF3 building, and accordingly, Globe surrendered to the Landlord its lease of Suite 208 of the Building;
H. Pursuant to an Amendment of Lease dated May 3, 2005, the Landlord leased to Globe additional premises being Suite 305 of the Building;
I. Pursuant to a Sub-lease Amendment Agreement dated March 24, 2006, the Landlord leased to Globe additional premises being Suite 307 of the Building;
J Pursuant to an Extension and Amendment of Sub-lease Agreement dated for reference December 13, 2006, the Term was extended until July 31, 2008. For greater certainty the Landlord currently leases to Globe the Premises comprised of Suites 302, 303, 304, 305 and 307 of the Building for a Term expiring on July 31, 2008; and
K. Globe wishes to assign Globe’s interest in the Sublease with respect to Suites 302, 303, 304 and 305, comprising 5,404 square feet (the “Assigned Premises”) to Chemokine for the balance of the Term.
KNOW THEREFORE in consideration of the covenants and consent contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties, the parties agree as follows:

SCHEDULE F1.0 DEFINED TERMS
     Except as otherwise defined herein, capitalized terms used in this Agreement have the meanings ascribed to those terms in the Sublease. The term “Sublease” shall mean the Sublease and all amendments and extensions thereto.
SCHEDULE G2.0 TENANT’S COVENANTS
     In this agreement (the “Agreement”), the expression “Tenant’s Covenants” means all obligations of Globe as tenant of the Premises under the Sublease or as may be established by law and, without limiting the generality of the foregoing, includes the obligation to pay Basic Rent, Rent, and all other payments owing to the Landlord under the Sublease, whether characterized as Rent or not, and all other obligations of a tenant under the Sublease, whether expressed as conditions, covenants, provisos, representations, undertakings, or warranties.
SCHEDULE H3.0 EFFECTIVE DATE
     In this Agreement, the expression “Effective Date” means January 1, 2007.
SCHEDULE I4.0 ASSIGNMENT
     As of and effective on the Effective Date, Globe assigns to Chemokine all of Globe’s right, title, and interest in and to the Sublease as it pertains to the Assigned Premises, subject to payment by Chemokine of Rent reserved in the Sublease and the observance and performance of the other Tenant’s Covenants with respect to the Assigned Premises only.
SCHEDULE J5.0 ASSIGNOR’S REPRESENTATIONS AND WARRANTIES
     Globe represents and warrants to Chemokine that:
(a)	the Sublease is good, valid, and subsisting and that the Tenant’s Covenants have been and will to the Effective Date be duly observed and performed by Globe;

(b)	Globe now has absolute authority to assign the Sublease and the interest of Globe in the Assigned Premises in the manner aforesaid according to the true intent and meaning of this Agreement; and

(c)	subject to payment of the Rent reserved in the Sublease and observance and performance of the other Tenant’s Covenants by Chemokine with respect to the Assigned Premises, Chemokine may enter the Assigned Premises for the balance of the Term for its own use and benefit, without any interruption by Globe or any person, firm, or corporation claiming under it.

SCHEDULE K6.0 GLOBE’S INDEMNITIES
6.1 Globe indemnifies and will hold harmless Chemokine from all actions, suits, costs, losses, damages, charges, and expenses for or in respect of the performance of the Tenant’s Covenants with respect to the Assigned Premises for the period up to the Effective Date.
SCHEDULE L7.0 CHEMOKINE’S COVENANTS
     During the balance of the Term and any renewal thereof, Chemokine will:
(a)	pay the Rent reserved at the times and in the manner provided in the Sublease with respect to Assigned Premises;

(b)	not assign the Sublease or sublet or part with possession of the Assigned Premises or any part thereof without the prior written consent of the Landlord, requested and granted in accordance with the Sublease;

(c)	perform all of the other Tenant’s Covenants as if Chemokine was the tenant originally named in the Sublease with respect to the Assigned Premises; and

(d)	indemnify and save harmless Globe from all actions, suits, costs, losses, damages, charges, and expenses for or in respect of any breach by Chemokine of the Tenant’s Covenants with respect to the Assigned Premises arising on and after the Effective Date.
SCHEDULE M8.0 CONSENT
     The Landlord hereby consents to the assignment contained in this Agreement.
SCHEDULE N9.0 LIMITATION OF CONSENT
     The consent of the Landlord contained in this Agreement is restricted to the assignment set forth in this Agreement and the Landlord’s consent herein will not be deemed to be a consent to or waiver of the requirement for the Landlord’s consent to any further or other assignment of the Sublease or subletting or parting with possession of the Premises or any part thereof.
SCHEDULE O10.0 SURVIVAL OF PROVISIONS
     The provisions of the Sublease will survive the execution and delivery of this Agreement and will not merge in this Agreement.

SCHEDULE P11.0 FURTHER ASSURANCES
     Each party will, at all times hereafter at the request and cost of any other party, execute such further and other documents as such other party may reasonably require in order to evidence or give effect to the terms of this Agreement.
SCHEDULE Q12.0 AMENDMENT OF SUBLEASE
     The Sublease will be deemed to be amended hereby with all necessary changes being made to incorporate and give effect to the provisions hereof. Save as amended hereby, the parties acknowledge that the Sublease is otherwise unchanged, and that as amended hereby, the Sublease is in full force and effect, in accordance with its terms.
SCHEDULE R13.0 ENUREMENT
     This Agreement will enure to the benefit of and be binding upon the parties and their respective heirs, administrators, personal representatives, successors, and assigns.
IN WITNESS WHEREOF the parties executed this Agreement as of the date first above written.

DISCOVERY PARKS TRUST, by its Trustee
Discovery Parks Incorporated

Per:	/s/ Mark Betteridge

Authorized Signatory

Per:

Authorized Signatory

GLOBE LABORATORIES INC.

Per:	/s/ Hassan Salari

Authorized Signatory

Per:

Authorized Signatory

CHEMOKINE THERAPEUTICS (B.C.) CORP.

Per:	/s/ Hassan Salari

Authorized Signatory
Per:

Authorized Signatory

SCHEDULE S
CHEMOKINE ASSETS

December 18, 2006
Market Value
“In Use”
EQUIPMENT TO BE PURCHASED BY GLOBE

Molecular Biology

1- Biologic F40 Duoflow Serial #476 BR 0110	22,000
1- Biologic Biofrac base unit, rack & fittings Serial #496 BR 02716	3,500
1- Mycycler Thermal cycler system Serial #580 BR 3992	3,000
1- Floor Shaker, rotor Serial # 06U 608	7,500
1- Shaker - 8400 Stirred Cell	1,000
1- 450 Sonifier - 450 Watts	1,800
1- Ice Flaker consisting of Scottsman ice machine and filter	2,000

Total Equipment to be purchased by Globe	40,800
Rounded to the nearest $100	40,800

PROMISSORY NOTE
January 1, 2007
          FOR VALUE RECEIVED, the undersigned does hereby unconditionally promise to pay to or to the order of GLOBE LABORATORIES INC. (the “Holder””) at such place as the Holder may from time to time direct in writing, the principal amount of $125,312 (the “Principal Amount”) in lawful currency of Canada.
          The Principal Amount shall be payable on January 10, 2007. No interest shall accrue on the Principal Amount.
          The Principal Amount may be paid, in whole or in part, at any time from time to time, without notice, bonus or penalty.
          Presentment, protest, notice of protest and notice of dishonour of this Promissory Note are hereby waived. This Promissory Note is not assignable.

CHEMOKINE THERAPEUTICS (B.C.) CORP.
By:	/s/ Hassan Salari
(Authorized Signatory)